Industry Canada | Industrie Canada

Certificate of Continuance

Certificat de prorogation

Canada Business Corporations Act

Loi canadienne sur les sociétés par actions

Royal Standard Minerals Inc.

Name of corporation-Dénomination de la société

681198-1

Corporation number-Numéro de la société

I hereby certify that the above-named corporation was continued under section 187 of the Canada Business Corporations Act, as set out in the attached articles of continuance.

Je certifie que la société susmentionnée a été prorogée en vertu de l'article 187 de la Loi canadienne sur les sociétés par actions, tel qu'il est indiqué dans les clauses de prorogation ci-jointes.

Richard G. Shaw
Director - Directeur

July 23, 2007 / le 23 juillet 2007

Date of Continuance - Date de la prorogation

Canada

Industry Canada — Industrie Canada

Canada Business Corporations Act — Loi canadienne sur les sociétés par actions

ELECTRONIC TRANSACTION REPORT — RAPPORT DE LA TRANSACTION ÉLECTRONIQUE

ARTICLES OF CONTINUANCE (SECTION 187) — CLAUSES DE PROROGATION (ARTICLE 187)

Processing Type - Mode de traitement: E-Commerce/Commerce-É

Request Number: / Numéro de Demande: 2593269

Business No.: / N° d'entreprise: 104486584RC0001

1. Name of the Corporation
Dénomination sociale de la société
Royal Standard Minerals Inc.

2. The province or territory in Canada where the registered office is to be situated
La province ou le territoire Canada où se situera le siége social
ON

3. The classes and any maximum number of shares that the corporation is authorized to issue
Catégories et tout nombre maximal d'actions que la société est autorisée à émettre
The annexed Schedule A is incorporated in this form.
L'annexe A ci-jointe fait partie intégrante de la présente formule.

4. Restrictions, if any, on share transfers - Restrictions sur le transfert des actions, s'il y a lieu
The annexed Schedule B is incorporated in this form.
L'annexe B ci-jointe fait partie intégrante de la présente formule.

5. Number (or minimum and maximum number) of directors
Nombre (ou nombre minimal et maximal) d'administrateurs
Minimum: 3 Maximum: 20

6. Restrictions, if any, on business the corporation may carry on
Limites imposées à l'activité commerciale de la société, s'il y a lieu
The annexed Schedule C is incorporated in this form.
L'annexe C ci-jointe fait partie intégrante de la présente formule.

7. (1) If the corporation is changing its name on this continuance, what was the corporation's previous name?
Si la société change sa dénomination sociale avec cette prorogation, quelle était sa dénomination social antérieure?

(2) Details of incorporation - Détails de la constitution
The annexed Schedule D is incorporated in this form.
L'annexe D ci-jointe fait partie intégrante de la présente formule.

8. Other provisions, if any - Autres dispositions, s'il y a lieu
The annexed Schedule E is incorporated in this form.
L'annexe E ci-jointe fait partie intégrante de la présente formule.

Date	Name - Nom	Signature	Capacity of - en qualité de
2007-07-23	ROLAND M. LARSON		DIRECTOR

Canada

SCHEDULE / ANNEX A

An unlimited number of common shares and an unlimited number of Preferred shaers issuable in series. The rights, privileges, restrictions and conditions attaching to the common and Preferred shares are as follows:

PREFERRED SHARES

The Preferred Shares shall, as a class, carry and be subject to the rights, privileges, restrictions, conditions and designations hereinafter set forth:

1. Issuable in Series

The Preferred Shares may be issued from time to time in one or more series composed of such number of shares and with such preferred, deferred or other special rights, privileges, restrictions, conditions and designations attached thereto as shall be fixed hereby or from time to time before issuance by any resolution or resolutions providing for the issue of the shares of any series which may be passed by the directors of the Corporation and confirmed and declared by articles of amendment including, without limiting the generality of the foregoing:

(a) the rate, amount or method of calculation of any dividends, and whether such rate, amount or method of calculation shall be subject to change or adjustment in the future, the currency or currencies of payment, the date or dates and place or places of payment thereof and the date or dates from which any such dividends shall accrue, provided always that dividends on each series of Preferred Shares shall be non-cumulative;

(b) any right of redemption and/or purchase and the redemption or purchase prices and terms and conditions of any such right;

(c) any right of retraction vested in the holders of Preferred Shares of such series and the prices and terms and conditions of any such rights;

(d) any rights upon dissolution, liquidation or winding-up of the Corporation;

(e) any voting rights; and

(f) any other provisions attaching to any such series of Preferred Shares.

2. Priority

No rights, privileges, restrictions or conditions attached to any series of Preferred Shares shall confer upon the shares of such series a priority in respect of dividends or distribution of assets or return of capital in the event of the liquidation, dissolution or winding up of the Corporation over the shares of any other series of Preferred Shares. The Preferred Shares of each series shall, with respect to the payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, rank on a parity with the Preferred Shares of every other series and be entitled to a preference and priority over the common shares and over any other shares of the Corporation ranking junior to the Preferred Shares.

3. Notices and Voting

Subject to the rights, privileges, restrictions and conditions that may be attached to a particular series of Preferred Shares by the directors of the Corporation in accordance with section l of the conditions attaching to the Preferred Shares, the holders of Preferred Shares shall not, as such, be entitled to receive notice of or to attend meetings of the shareholders of the Corporation nor shall they have any voting rights for the election of directors or for any other purpose (except as provided in the Canada Business Corporations Act (the "Act")).

4. Purchase for Cancellation.

Subject to the rights, privileges, restrictions and conditions that may be attached to a particular series of Preferred Shares by the directors of the Corporation in accordance with section 1 of the conditions attaching to the Preferred Shares, the Corporation may at any time or from time to time purchase for cancellation the whole or any part of the Preferred Shares outstanding at such time. In the case of the purchase for cancellation by private contract, the Corporation shall not, except as required by law, be required to purchase Preferred Shares from all holders or series of Preferred Shares or to offer to purchase the shares of any other class or any series of shares before proceeding to purchase from any one holder of Preferred Shares nor shall it be required to make purchases from holders of Preferred Shares on a pro rata basis.

5. Redemption

Subject to the rights, privileges, restrictions and conditions that may be attached to a particular series of Preferred Shares by the

directors of the Corporation in accordance with section 1 of the conditions attaching to the Preferred Shares, the Corporation may, at its option, redeem all or from time to time any part of the outstanding Preferred Shares on payment to the holders thereof, for each share to be redeemed, the redemption price per share, together with all dividends declared thereon and unpaid. Before redeeming any Preferred Shares the Corporation shall mail to each person who, at the date of such mailing, is a registered holder of shares to be redeemed, notice of the intention of the Corporation to redeem such shares held by such registered holder; such notice shall be mailed by ordinary prepaid post addressed to the last address of such holder as it appears on the records of the Corporation or, in the event of the address of any such holder not appearing on the records of the Corporation, then to the last known address of such holder, at least 30 days before the date specified for redemption; such notice shall set out the date on which redemption is to take place and, if part only of the shares held by the person to whom it is addressed is to be redeemed, the number thereof so to be redeemed; on or after the date so specified for redemption the Corporation shall pay or cause to be paid the redemption price together with all dividends declared thereon and unpaid to the registered holders of the shares to be redeemed, on presentation and surrender of the certificates for the shares so called for redemption at such place or places as may be specified in such notice, and the certificates for such shares shall thereupon be cancelled, and the shares represented thereby shall thereupon be redeemed. In case a part only of the outstanding Preferred Shares is at any time to be redeemed, the shares to be redeemed shall be selected, at the option of the directors, either by lot in such manner as the directors in their sole discretion shall determine or as nearly as may be pro rata (disregarding fractions) according to the number of Preferred Shares held by each holder. In case a part only of the Preferred Shares represented by any certificate shall be redeemed, a new certificate for the balance shall be issued at the expense of the Corporation. From and after the date specified for redemption in such notice, the holders of the shares called for redemption shall cease to be entitled to dividends and shall not be entitled to any rights in respect thereof, except to receive the redemption price together with all dividends declared thereon prior to the date specified for redemption and unpaid, unless payment of the redemption price and such dividends shall not be made by the Corporation in accordance with the foregoing provisions, in which case the rights of the holders of such shares shall remain unimpaired. On or before the date specified for redemption the Corporation shall have the right to deposit the redemption price of the shares called for redemption, together with all dividends declared thereon prior to the date specified for redemption and unpaid, in a special account with any chartered bank or trust company in Canada named in the notice of redemption, such redemption price and dividends to be paid to or to the order of the respective holders of such shares called for redemption upon presentation and surrender of the certificates representing the same and, upon such deposit being made, the shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the several holders thereof, after such deposit, shall be limited to receiving, out of the moneys so deposited, without interest, the redemption price together with all dividends declared thereon prior to the date specified for redemption and unpaid, applicable to their respective shares against presentation and surrender of the certificates representing such shares.

6. Retraction

6.1 Rights of Retraction - Subject to the rights, privileges, restrictions and conditions that may be attached to a particular series of Preferred Shares by the directors of the Corporation in accordance with section 1 of the conditions attaching to the Preferred Shares and to section 6.2 below, a holder of Preferred Shares shall be entitled to require the Corporation to redeem at any time and from time to time after the date of issue of any Preferred Shares, upon giving notice as hereinafter provided, all or any number of the Preferred Shares registered in the name of such holder on the books of the Corporation at the redemption price per share, together with all dividends declared thereon and unpaid. A holder of Preferred Shares exercising his option to have the Corporation redeem, shall give notice to the Corporation, which notice shall set out the date on which the Corporation is to redeem, which date shall not be less than 10 days nor more than 30 days from the date of mailing of the notice, and if the holder desires to have less than all of the Preferred Shares registered in his name redeemed by the Corporation, the number of the holder's shares to be redeemed. The date on which the redemption at the option of the holder is to occur is hereafter referred to as the "option redemption date". The holder of any Preferred Shares may, with the consent of the Corporation, revoke such notice prior to the option redemption date. Upon delivery to the Corporation of a share certificate or certificates representing the Preferred Shares which the holder desires to have the Corporation redeem, the Corporation shall, on the option redemption date, redeem such Preferred Shares by paying to the holder the redemption price therefor together with all dividends declared thereon and unpaid. Upon payment of the redemption price of the Preferred Shares to be redeemed by the Corporation together with all dividends declared thereon and unpaid, the holders thereof shall cease to be entitled to dividends or to exercise any rights of holders in respect thereof.

6.2 Partial Redemptions - Subject to the rights, privileges, restrictions and conditions that may be attached to a particular series of Preferred Shares by the directors of the Corporation in accordance with section 1 of the conditions attaching to the Preferred Shares, if the redemption by the Corporation on any option redemption date of all of the Preferred Shares to be redeemed on such date would be contrary to any provisions of the Act or any other applicable law, the Corporation shall be obligated to redeem only the maximum number of Preferred Shares which the Corporation determines it is then permitted to redeem, such redemptions to be made pro rata (disregarding fractions of shares) according to the number of Preferred Shares required by each such holder to be redeemed by the Corporation and the Corporation shall issue new certificates representing the Preferred Shares not redeemed by the Corporation; the Corporation shall, before redeeming any other Preferred Shares, redeem in the manner contemplated by section 5 of the conditions attaching to the Preferred Shares on the first day of each month thereafter the maximum number of such Preferred Shares so required by holders to be redeemed as would not then by contrary to any provisions of the Act or any other applicable law, until all of such shares have been redeemed, provided that the Corporation shall be under no obligation to give any notice to the holders of the Preferred Shares in respect of such redemption or redemptions as provided for in section 5 of the conditions attaching to the Preferred Shares.

7. Liquidation, Dissolution and Winding-up

Subject to the rights, privileges, restrictions and conditions that may be attached to a particular series of Preferred Shares by the directors of the Corporation in accordance with section 1 of the conditions attaching to the Preferred Shares, in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the holders of the Preferred Shares shall be entitled to receive, before any distribution of any part of the assets of the Corporation among the holders of any other shares, for each Preferred Share, an amount equal to the redemption price of such share and any dividends declared thereon and unpaid and no more.

COMMON SHARES

Subject to the prior rights of the holders of the Preferred Shares, the rights, privileges, restrictions, conditions attaching to the common shares are as follows:

1. Dividends

If in any fiscal year, after providing for the full dividends, if any, on the Preferred Shares, the Corporation may, in the discretion of the directors, declare dividends on the common shares.

2. Liquidation, Dissolution or Winding-up

Subject to the prior rights of the holders of the Preferred Shares, in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the holders of the common shares shall be entitled to receive the remaining property of the Corporation.

3. Notice and Voting

The holders of the common shares shall be entitled to receive notice of and to attend and vote at all meetings of the shareholders of the Corporation (except where the holders of a specified class or series are entitled to vote separately as a class or series as provided in the Act) and, subject to applicable law and regulatory requirements, each common share shall confer the right to 1 vote in person or by proxy at all meetings of shareholders of the Corporation.

CANADA)

)

PROVINCE OF ONTARIO)

)

TO WIT:) **TO ALL WHOM THESE PRESENTS**

) **MAY COME, BE SEEN OR KNOWN**

I, **NANCY MEGAN EASTMAN**, a Notary Public in and for the Province of Ontario, by Royal Authority duly appointed, residing in the City of Mississauga, in the said Province, **DO HEREBY CERTIFY AND ATTEST** that the documents annexed hereto, the first pages of which bear an impression of my seal, are true photostatic copies of documents produced and shown to me, and purporting to be the Certificate of Continuance of Royal Standard Minerals Inc. dated January 4, 2002 and the Articles of Continuance for Royal Standard Minerals Inc. filed on January 4, 2002 and the said documents having been compared by me with the said original documents, an act whereof being requested, I have granted under my Notarial Form and Seal of Office to serve and avail as occasion shall or may require.

IN TESTIMONY WHEREOF I have hereto subscribed my name and affixed my Notarial Seal of Office at the City of Toronto in the Municipality of Metropolitan Toronto, this 2nd day of May, 2002.

____

NANCY MEGAN EASTMAN

CANADA **PROVINCE OF NEW BRUNSWICK** **BUSINESS CORPORATIONS ACT** **CERTIFICATE OF CONTINUANCE**	**CANADA** **PROVINCE DU NOUVEAU-BRUNSWICK** **LOI SUR LES CORPORATIONS COMMERCIALES** **CERTIFICAT DE PROROGATION**

New Nouveau Brunswick

ROYAL STANDARD MINERALS INC.

Name of Corporation
Raison sociale de la corporation

515946

Corporation Number
Numéro de la corporation

I HEREBY CERTIFY that the above - mentioned corporation was continued under Section 126 of the Business Corporations Act as set out in the attached Articles of Continuance.

JE CERTIFIE que la corporation mentionnée ci-dessus a été prorogée en application de l'article 126 de la Loi sur les corporations commerciales de la façon indiquée dans les statuts de prorogation ci-joints.

Director / Directeur: [signature]

Date of Continuance / Date de prorogation: January 4, 2002

Nouveau New Brunswick

BUSINESS CORPORATIONS ACT FORM 7 ARTICLES OF CONTINUANCE (SECTION 126)	LOI SUR LES CORPORATIONS COMMERCIALES FORMULE 7 STATUTS DE PROROGATION (ARTICLE 126)

1 - Name of Corporation: / Raison sociale de la corporation:

ROYAL STANDARD MINERALS INC.

2 - The classes and any maximum number of shares that the corporation is authorized to issue and any maximum aggregate amount for which shares may be issued including shares without par value and/or with par value and the amount of the par value: / Les catégories et le nombre maximal d'actions que la corporation peut émettre ainsi que le montant maximal global pour lequel les actions peuvent être émises, y compris les actions sans valeur au pair ou avec valeur au pair ou les deux et le montant de la valeur au pair:

Unlimited number of common shares without par value

3 - Restrictions, if any, on share transfers: / Restrictions, s'il y en a, au transfert d'actions:

None.

4 - Number (or minimum and maximum number) of directors: / Nombre (ou nombre minimum et maximum) des administrateurs:

Minimum one (1); Maximum seven (7)

5 - Restrictions, if any, on business the corporation may carry on: / Restrictions, s'il y en a, à l'activité que peut exercer la corporation:

None.

6 - (1) If change of name effected, previous name: / (1) En cas de changement de raison sociale, indiquer la dernière en date:

n/a

(2) Details of incorporation: / (2) Détails sur la constitution en corporation:

7 - Other provisions, if any: / Autres dispositions, le cas échéant:

See Schedule A attached

Date	Signature	Description of Office Fonction
Dec. 11/2001	Roland M. Larsen	**Director**

FOR DEPARTMENT USE ONLY	RÉSERVÉ À L'USAGE DU MINISTÈRE
Corporation No. - N°. de corporation 515946	Filed - Déposé FILED / DÉPOSÉ JAN 0 4 2002

45-4108 (6/01)

SCHEDULE A

7. Other provisions, if any:

1. The common shares have attached to them the following provisions:
   a) to vote on the basis of one vote per share at shareholder meetings;
   b) to receive all dividends declared by the company;
   c) to receive the property of the company upon its dissolution.

2. If it is authorized by regulation that is passed by the directors and is confirmed by an ordinary resolution, the directors of the company can from time to time contract to borrow on the credit of the company, issue, reissue, sell, or incur corporate bonds, and offer securities in the form of mortgage or pledge personal property, present or future, of the company, with the view to assure the reimbursement of the loans or of every other type of obligation contracted by the company. All regulations of this type permit the delegation of these powers by the administrators and directors of the company as the rule stipluates. Nothing here limits or restrains the borrowing of money by letters of exchange or by ordinary currency made, accepted or endorsed by or in the name of the company.

3. The board of directors can from time to time for amounts and according to the terms they consider appropriate strike, mortgage or pledge all corporate property, real or personal, including in that liabilities, rights, powers, franchises and commitments in order to guarantee every liability or loan or contracted loan or all other debts or all other obligations of the company.

4. The board of directors can from time to time delegate to one or more director or directors of the company, as agreed upon by the directors of the company all or part of the powers accorded to the said board of directors at the time of the delegation.

FILED / DÉPOSÉ JAN 0 4 2002

CANADA	)	**TO ALL WHOM THESE PRESENTS**
Province of Ontario	)	**MAY COME, BE SEEN OR KNOWN**
To Wit	)	

I, DENNIS HUGH PETERSON, a Notary Public, in and for the Province of Ontario, by Royal Authority duly appointed, residing at the City of Toronto, in the said Province, DO CERTIFY AND ATTEST that the paper-writing hereto annexed is a true copy of a document produced and shown to me and purporting to be a Certificate of Amendment of Royal Standard Minerals Inc. dated May 14, 1996, the said copy having been compared by me with the said original document, an act whereof being requested I have been granted under my Notarial Form and Seal of Office to serve and avail as occasion shall or may require.

IN TESTIMONY WHEREOF I have hereunto subscribed my name and affixed my Notarial Seal of Office at Toronto this 19th day of June, 1996.

Dennis H Peterson

A Notary Public in and for
the Province of Ontario

Industry Canada   Industrie Canada

Certificate of Amendment

Certificat de modification

Canada Business Corporations Act

Loi canadienne sur les sociétés par actions

ROYAL STANDARD MINERALS INC.

Name of corporation-Dénomination de la société

212964-7

Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended

(a) under section 13 of the *Canada Business Corporations Act* in accordance with the attached notice; ☐

(b) under section 27 of the *Canada Business Corporations Act* as set out in the attached articles of amendment designating a series of shares; ☐

(c) under section 179 of the *Canada Business Corporations Act* as set out in the attached articles of amendment; ☒

(d) under section 191 of the *Canada Business Corporations Act* as set out in the attached articles of reorganization. ☐

Je certifie que les statuts de la société susmentionnée ont été modifiés :

a) en vertu de l'article 13 de la *Loi canadienne sur les sociétés par actions*, conformément à l'avis ci-joint;

b) en vertu de l'article 27 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes désignant une série d'actions;

c) en vertu de l'article 179 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes;

d) en vertu de l'article 191 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses de réorganisation ci-jointes.

Director - Directeur

May 14, 1996/le 14 mai 1996

Date of Amendment - Date de modification

Canada

Corporate Affairs Canada — Affaires commerciales Canada

Canada Business Corporations Act — Loi régissant les sociétés par actions de régime fédéral

FORM 4 — ARTICLES OF AMENDMENT (SECTION 27 OR 177)

FORMULE 4 — CLAUSES MODIFICATRICES (ARTICLES 27 OU 177)

1 — Name of corporation — Dénomination de la société	2 — Corporation No. — N° de la société
RESSOURCES MINIERES PLATINOR INC.	212964-7

3 — The articles of the above-named corporation are amended as follows: Les statuts de la société mentionnée ci-dessus sont modifiés de la façon suivante :

(1) The name of the Corporation has changed to:

ROYAL STANDARD MINERALS INC.

(2) A share consolidation on a 7.5:1 basis.

(3) The registered office of the Corporation has changed to the City of Toronto.

Date	Signature	Title — Titre
	Dennis A. Peterson	DENNIS PETERSON - SECRETARY

7530-21-936-1387 (01-93) 46

FOR DEPARTMENTAL USE ONLY - À L'USAGE DU MINISTÈRE SEULEMENT

Filed - Déposée MAY MAI 24 1996

Industry Canada   Industrie Canada

Certificate of Amendment

Canada Business Corporations Act

Certificat de modification

Loi canadienne sur les sociétés par actions

ROYAL STANDARD MINERALS INC.

Name of corporation-Dénomination de la société

212964-7

Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended

Je certifie que les statuts de la société susmentionnée ont été modifiés :

(a) under section 13 of the *Canada Business Corporations Act* in accordance with the attached notice; ☐

a) en vertu de l'article 13 de la *Loi canadienne sur les sociétés par actions*, conformément à l'avis ci-joint;

(b) under section 27 of the *Canada Business Corporations Act* as set out in the attached articles of amendment designating a series of shares; ☐

b) en vertu de l'article 27 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes désignant une série d'actions;

(c) under section 179 of the *Canada Business Corporations Act* as set out in the attached articles of amendment; ☒

c) en vertu de l'article 179 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes;

(d) under section 191 of the *Canada Business Corporations Act* as set out in the attached articles of reorganization. ☐

d) en vertu de l'article 191 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses de réorganisation ci-jointes.

Director - Directeur

May 14, 1996/le 14 mai 1996

Date of Amendment - Date de modification

Canada

Consumer and Corporate Affairs Canada / Consommation et Corporations Canada

Corporations | Corporations

Phase II, 4th floor
Place du Portage
Ottawa-Hull
K1A 0C9

Phase II, 4e étage
Place du Portage
Ottawa-Hull
K1A 0C9

Your file - Votre référence

February 22, 1988/le 22 février 1988

BOURASSA PROVENCHER BARRETTE
ATTN: GUYLAINE SIMARD
170 AVE. PRINCIPALE
BUREAU 206
ROUYN-NORANDA, QUE
J9X 4P7

Our file - Notre référence
212964-7

Re - Objet

RESSOURCES MINIÈRES PLATINOR INC.

Enclosed herewith, is the document issued in the above matter.

A notice of issuance of CBCA documents will be published in the Canada Corporations Bulletin. A notice of issuance of CCA documents will be published in the Canada Corporations Bulletin and the Canada Gazette.

IF A NAME OR CHANGE OF NAME IS INVOLVED, THE FOLLOWING CAUTION SHOULD BE OBSERVED:

This name is available for use as a corporate name subject to and conditional upon the applicants assuming full responsibility for any risk of confusion with existing business names and trade marks (including those set out in the relevant NUANS search report(s)). Acceptance of such responsibility will comprise an obligation to change the name to a dissimilar one in the event that representations are made and established that confusion is likely to occur. The use of any name granted is subject to the laws of the jurisdiction where the company carries on business.

Vous trouverez ci-inclus le document émis dans l'affaire précitée.

Un avis de l'émission de documents en vertu de la L.S.C.C. sera publié dans le Bulletin des corporations canadiennes. Un avis de l'émission de documents en vertu de la L.C.C. sera publié dans le Bulletin des corporations canadiennes et dans la Gazette du Canada.

S'IL EST QUESTION D'UNE DÉNOMINATION SOCIALE OU D'UN CHANGEMENT DE DÉNOMINATION SOCIALE, L'AVERTISSEMENT SUIVANT DOIT ÊTRE RESPECTÉ:

Cette dénomination sociale est disponible en autant que les requérants assument toute responsabilité de risque de confusion avec toutes dénominations commerciales et toutes marques de commerce existantes (y compris celles qui sont citées dans le(s) rapport(s) de recherches de NUANS pertinent(s)). Cette acceptation de responsabilité comprend l'obligation de changer la dénomination de la société en une dénomination différente advenant le cas où des représentations sont faites établissant qu'il y a une probabilité de confusion. L'utilisation de tout nom octroyé est sujette à toute loi de la juridiction où la société exploite son entreprise.

M. White

For the Director, Corporations Branch — pour le Directeur, Direction des corporations

Canada

Consumer and Corporate Affairs Canada | Consommation et Corporations Canada

Certificate of Amendment

Canada Business Corporations Act

Certificat de modification

Loi sur les sociétés commerciales canadiennes

RESSOURCES MINIÈRES PLATINOR INC. — **212964-7**

Name of Corporation - Dénomination de la société — Number - Numéro

I hereby certify that the Articles of the above-mentioned Corporation were amended		Je certifie par les présentes que les statuts de la société mentionnée ci-haut ont été modifiés
(a) under Section 13 of the Canada Business Corporations Act in accordance with the attached notice;	☐	(a) en vertu de l'article 13 de la Loi sur les sociétés commerciales canadiennes conformément à l'avis ci-joint;
(b) under Section 27 of the Canada Business Corporations Act as set out in the attached Articles of Amendment designating a series of shares;	☐	(b) en vertu de l'article 27 de la Loi sur les sociétés commerciales canadiennes tel qu'indiqué dans les clauses modificatrices ci-jointes désignant une série d'actions;
(c) under Section 171 of the Canada Business Corporations Act as set out in the attached Articles of Amendment;	☒	(c) en vertu de l'article 171 de la Loi sur les sociétés commerciales canadiennes tel qu'indiqué dans les clauses modificatrices ci-jointes;
(d) under Section 185 of the Canada Business Corporations Act as set out in the attached Articles of Reorganization;	☐	(d) en vertu de l'article 185 de la Loi sur les sociétés commerciales canadiennes tel qu'indiqué dans les clauses de réorganisation ci-jointes;
(e) under Section 185.1 of the Canada Business Corporations Act as set out in the attached Articles of Arrangement.	☐	(e) en vertu de l'article 185.1 de la Loi sur les sociétés commerciales canadiennes tel qu'indiqué dans les clauses d'arrangement ci-jointes.

Le Directeur

[signature]

Director

February 18, 1988/le 18 février 1988

Date of Amendment - Date de la modification

Canada

CANADA BUSINESS CORPORATIONS ACT
FORM 4
ARTICLES OF AMENDMENT
(SECTION 27 OR 171)

LOI SUR LES SOCIÉTÉS COMMERCIALES CANADIENNES
FORMULE 4
CLAUSES MODIFICATRICES
(ARTICLES 27 OU 171)

1 – e of Corporation – Dénomination de la société	2 – Corporation No. – N° de la société
Ressources minières Platinor inc.	212964 - 7

3 – The articles of the above-named corporation are amended as follows:

Les statuts de la société ci-haut mentionnée sont modifiés de la façon suivante:

En abrogeant les restrictions sur le transfert des actions apparaissant à l'article 4 des statuts constitutifs de la Société portant la date du 10 décembre 1986 de manière à ce qu'il n'y ait plus aucune restriction sur le transfert des actions de la Société.

En abrogeant la limitation du nombre d'actionnaires de la Société fixé à cinquante ainsi que toute invitation auprès du public à souscrire des valeurs mobilières de la Société apparaissant à l'article 7 du titre " Autres dispositions des statuts constitutifs" de façon à ce qu'il n'y ait plus aucune restriction sur le nombre des actionnaires de la Société et aucune limitation à inviter le public à souscrire aux valeurs mobilières de la Société.

En abrogeant les dispositions concernant les actions ordinaires "A", les actions ordinaires "B", les actions privilégiées "A", les actions privilégiées "B", les actions privilégiées "C" prévues à l'article 3 des statuts constitutifs de la Société et la remplacer par la nouvelle description du capital-actions annexé aux présentes pour en faire partie intégrante.

En modifiant le lieu du siège social indiqué à l'article 2 des statuts constitutifs afin 'il soit dorénavant situé dans le district d'Abitibi à l'adresse mentionnée sur le formulaire 3 annexé aux présentes pour en faire partie intégrante.

Date	Signature	Description of Office – Description du poste
16/02/88		président et administrateur

FOR DEPARTMENTAL USE ONLY

À L'USAGE DU MINISTÈRE SEULEMENT

Filed – Déposée 22/2/88

CCA-1387 (9-82)

ANNEXE 1

Actions ordinaires

1. La Société est autorisée à émettre un nombre illimité d'actions ordinaires, sans valeur nominale. Les actions ordinaires confèrent à leur détenteur les droits suivants:

   1.1 De voter sur la base d'un vote par action à toutes les assemblées d'actionnaires;

   1.2 De recevoir tout dividende déclaré par la Société;

   1.3 De se partager le reliquat des biens lors de la liquidation de la société;

Consumer and Corporate Affairs Canada — Consommation et Affaires commerciales Canada

Canada Business Corporations Act — Loi régissant les sociétés par actions de régime fédéral

FORM 4
ARTICLES OF AMENDMENT
(SECTION 27 OR 177)

FORMULE 4
CLAUSES MODIFICATRICES
(ARTICLES 27 OU 177)

1 — Name of corporation — Dénomination de la société	2 — Corporation No. — N° de la société
RESSOURCES MINIERES PLATINOR INC.	212964-7

3 — The articles of the above-named corporation are amended as follows: Les statuts de la société mentionnée ci-dessus sont modifiés de la façon suivante :

(1) The name of the Corporation has changed to:

ROYAL STANDARD MINERALS INC.

(2) A share consolidation on a 7.5:1 basis.

(3) The registered office of the Corporation has changed to the City of Toronto.

Date	Signature	Title — Titre
	Dennis A. Peterson	DENNIS PETERSON - SECRETARY

7530-21-936-1387 (01-93) 46

FOR DEPARTMENTAL USE ONLY - A L'USAGE DU MINISTÈRE SEULEMENT
Filed - Déposée MAY 24 1999

Consumer and Corporate Affairs Canada
Consommation et Corporations Canada

Corporations
Phase II, 4th floor
Place du Portage
Ottawa-Hull
K1A 0C9

Corporations
Phase II, 4e étage
Place du Portage
Ottawa-Hull
K1A 0C9

December 10, 1986 / le 10 décembre 1986

CORPACTION

Your file – Votre référence

Our file – Notre référence
212964-7

Re – Sujet RESSOURCES MINIÈRES PLATINOR INC.

Enclosed herewith, is the document issued in the above matter.

A notice of issuance of CBCA documents will be published in the Canada Corporations Bulletin. A notice of issuance of CCA documents will be published in the Canada Corporations Bulletin and the Canada Gazette.

IF A NAME OR CHANGE OF NAME IS INVOLVED, THE FOLLOWING CAUTION SHOULD BE OBSERVED:

This name is available for use as a corporate name subject to and conditional upon the applicants assuming full responsibility for any risk of confusion with existing business names and trade marks (including those set out in the relevant NUANS search report(s)). Acceptance of such responsibility will comprise an obligation to change the name to a dissimiliar one in the event that representations are made and established that confusion is likely to occur. The use of any name granted is subject to the laws of the jurisdiction where the company carries on business.

Vous trouverez ci-inclus le document émis dans l'affaire précitée.

Un avis de l'émission de documents en vertu de la L.S.C.C. sera publié dans le Bulletin des corporations canadiennes. Un avis d'émission de documents en vertu de la L.C.C. sera publié dans le Bulletin des corporations canadiennes et dans la Gazette du Canada.

S'IL EST QUESTION D'UNE DÉNOMINATION SOCIALE OU D'UN CHANGEMENT DE DÉNOMINATION SOCIALE, L'AVERTISSEMENT SUIVANT DOIT ÊTRE RESPECTÉ:

Cette dénomination sociale est disponible en autant que les requérants assument toute responsabilité de risque de confusion avec toutes dénominations commerciales et toutes marques de commerce existantes (y compris celles qui sont citées dans le(s) rapport(s) de recherches de NUANS pertinent(s)). Cette acceptation de responsabilité comprend l'obligation de changer la dénomination de la société en une dénomination différente advenant le cas où des représentations sont faites établissant qu'il y a une probabilité de confusion. L'utilisation de tout nom octroyé est sujette à toute loi de la juridiction où la société exploite son entreprise.

Françoise Langevin

For the Director, Corporations Branch
pour le Directeur, Direction des corporations

Canada

CCA-2418 (6/85)

Consumer and Corporate Affairs Canada | Consommation et Corporations Canada

Certificate of Incorporation

Canada Business Corporations Act

Certificat de constitution

Loi sur les sociétés commerciales canadiennes

RESSOURCES MINIÈRES PLATINOR INC. — 212964-7

Name of Corporation — Dénomination de la société | Number — Numéro

I hereby certify that the above-mentioned Corporation, the Articles of Incorporation of which are attached, was incorporated under the Canada Business Corporations Act.

Je certifie par les présentes que la société mentionnée ci-haut, dont les statuts constitutifs sont joints, a été constituée en société en vertu de la Loi sur les sociétés commerciales canadiennes.

Le Directeur

Frederick H. Sparling

Director

December 10, 1986
le 10 décembre 1986

Date of incorporation — Date de constitution

Canada

LOI SUR LES SOCIÉTÉS COMMERCIALES CANADIENNES

FORMULES 1

STATUTS CONSTITUTIFS
(ARTICLE 6)

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1 - Dénomination de la société

RESSOURCES MINIÈRES PLATINOR INC.

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2 - Lieu au Canada où doit être situé le siège social

DISTRICT JUDICIAIRE DE ~~GASPÉ~~ Charlevoix

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3 - Catégories et tout nombre maximal d'actions que la société est autorisée à émettre

La société a le droit d'émettre un nombre illimité d'actions, divisées en cinq (5) catégories: actions ordinaires A; actions ordinaires B; actions privilégiées A; actions privilégiées B; actions privilégiées C.

En vertu de la <u>Loi sur les sociétés commerciales canadiennes</u> et ses articles, les actions sont émises aux moments, aux prix et selon les termes spécifiés dans les résolutions prises par le conseil d'administration.

Les détenteurs d'actions ordinaires A ont le droit
(a) de voter à toutes les assemblées des actionnaires,
(b) à un dividende tel que fixé par le conseil d'administration, et
(c) de recevoir ce qui reste des biens de la société au moment de sa dissolution.

Les détenteurs d'actions ordinaires B ont le droit
(a) à un dividende tel que fixé par le conseil d'administration, et
(b) de recevoir ce qui reste des biens de la société au moment de sa dissolution, de facon équitable avec les détenteurs d'actions ordinaires A,
mais ils n'ont pas le droit de voter ou de siéger à aucune assemblée des actionnaires, sauf lorsque l'article 170(1) de la <u>Loi sur les sociétés commerciales canadiennes</u> le prévoit.

Les détenteurs d'actions privilégiées A ont le droit
(a) de voter à toutes les assemblées des actionnaires,
(b) à un dividende tel que fixé par le conseil d'administration, de préférence à tout dividende déterminé pour les actions ordinaires A et B, et
(c) de recevoir ce qui reste des biens de la société au moment de sa dissolution avant les détenteurs d'actions ordinaires A et B.

Les détenteurs d'actions privilégiées B ont le droit
(a) à un dividende tel que fixé par le conseil d'administration, de préférence à tout dividende déterminé pour les actions ordinaires A et B et les actions privilégiées A.
(b) de recevoir ce qui reste des biens de la société au moment de sa dissolution, en priorité aux détenteurs d'actions ordinaires A et B et d'actions privilégiées A,

mais ils n'ont pas le droit de voter ou de siéger à aucune assemblée des actionnaires, sauf lorsque l'article 170(1) de la Loi sur les sociétés commerciales canadiennes le prévoit.

Les détenteurs d'actions privilégiées C ont le droit
(a) à un dividende tel que fixé par le conseil d'administration, de préférence à tout dividende déterminé pour toutes autres catégories d'action,
(b) de recevoir ce qui reste des biens de la société au moment de sa dissolution, en priorité aux détenteurs d'actions de toutes autres catégories, et
(c) d'exiger, sur avis écrit de trente jours adressé à la société, que celle-ci rachète toutes actions ou toutes parties d'actions privilégiées C enregistrées au nom de l'actionnaire au montant indiqué ainsi que tous les dividendes déterminés et non payés,

mais ils n'ont pas le droit de voter ou de siéger à aucune assemblée des actionnaires, sauf lorsque l'article 170(1) de la Loi sur les sociétés commerciales commerciales canadiennes le prévoit.

Aucun droit additionnel dans la participation au capital ou au profit n'est conféré pour aucune des actions privilégiées, sauf s'il est spécifiquement indiqué autrement.

Aucune action ne sera émise sans qu'elle n'ait d'abord été offerte aux actionnaires détenant des actions de cette même catégorie, et ces actionnaires ont un droit prioritaire d'acquérir les actions offertes proportionnellement aux actions détenues dans cette catégorie, au prix et selon les termes qu'on aura offerts à d'autres personnes.

En vertu de l'article 34(2) de la Loi sur les sociétés commerciales canadiennes,

(a) la société peut racheter la totalité ou toute partie de n'importe quelle classe d'actions sur paiement de toute action remboursable pour le montant payé indiqué, ainsi que tout dividende déterminé et non payé;

(b) la société a le droit, lorsqu'elle le désire, d'acheter pour annuler la totalité ou toute partie d'une action de n'importe quelle catégorie par contrat privé avec les actionnaires à raison du prix le moins élevé auquel, de l'avis des administrateurs, l'action peut être obtenue.

4 - Restrictions sur le transfert des actions

Aucune action de la société ne sera cédée sans

(a) soit le consentement de la majorité des administrateurs de la société, ou

(b) le consentement de la majorité des actionnaires qui détiennent des actions de la même catégorie que celle qui est cédée.

5 - Nombre minimum et maximum d'administrateurs

Minimum de 1 (un), Maximum de 7 (sept)

6 - Limites imposées quant aux activités commerciales que la société peut exploiter, s'il y a lieu

Il n'y a aucune restriction quant aux activités commerciales que la société peut exploiter.

7 - Autres dispositions

Le nombre d'actionnaires de la société, à l'exception des personnes qui y sont employées et de celles qui, ayant été employées par cette société étaient, lors de leur emploi, et continuent d'être, suivant la terminaison de leur emploi, actionnaires de la société, est limité au nombre maximal de cinquante (50). Deux (2) ou plusieurs personnes qui détiennent conjointement une (1) ou plusieurs actions sont considérées comme étant un (1) seul actionnaire. Toute invitation auprès du public à souscrire aux valeurs mobilières de la société est interdite.

S'il est autorisé par un règlement qui est dûment rédigé par les administrateurs et qui est confirmé par une résolution ordinaire, les administrateurs de la société peuvent, de temps à autre,

(a) contracter des emprunts à valoir sur le crédit de la société;

(b) émettre, re-émettre, vendre ou engager une obligation de dette de la société; et

(c) offrir des garanties sous forme d'hypothèque, de nantissement ou de gage sur les biens mobiliers, présents ou futurs de la société, en vue d'assurer le remboursement des emprunts ou de toute autre engagement contractés par la société.

Tout règlement de la sorte peut permettre la délégation de ces pouvoirs par les administrateurs aux dirigeants ou aux administrateurs de la société comme le règlement le stipule.

Rien ici ne limite ou ne restraint l'emprunt d'argent par lettres de change ou par billets à ordre, faits, rédigés, acceptés, ou endossés par ou au nom de la société.

Le conseil d'administration peut, de temps à autre, pour les montants et selon les termes qu'il considère à propos, grever, hypothéquer ou engager tout bien de la société, réel ou personnel, mobilier ou immobilier, y compris les passifs, les droits, les pouvoirs, les franchises et les engagements afin de garantir toute obligation de dette ou tout emprunt contracté, ou toute autre dette ou tout autre engagement de la société.

Le conseil d'administration peut, de temps à autre, déléguer à un ou à plusieurs administrateurs ou dirigeants de la société, tel que convenu par le conseil d'administration, la totalité ou une partie des pouvoirs accordés audit conseil comme celui-ci déterminera au moment d'une telle délégation.

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8 - Fondateurs

Corpaction Inc. 37-1010 rue Polytek, Ottawa (On) K1J 8Z2

C Charette

Christine Charette

212964-7

DEC 10 1986